UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 1, 2014 (December 1, 2014)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On December 1, 2014, HPIL Holding’s wholly owned subsidiary, HPIL ART&CULTURE Inc. (“HPIL AC”), entered into a Cooperation Agreement (the “Agreement”) with SOCIAL ART WORLD Ltd. (“S.A.W.”), a private limited company focused on investing in the art and culture sectors.  Under the Agreement, HPIL AC and S.A.W. (each a “Party” and collectively the “Parties”) agreed to work cooperatively to develop and expand projects between the Parties beginning on December 1, 2014.  The term of the Agreement is three (3) years unless terminated earlier by either Party pursuant to the terms and conditions of the Agreement.

The Parties have worked together since December 4, 2012 under an agreement similar to the current Agreement.  The prior agreement will expire according to its terms on December 4, 2014, with the current Agreement executed to replace the expiring agreement.

Under the current Agreement, the Parties have agreed to continue to work collectively on projects without a stated compensation formula until profitable projects can be developed.  Each of the Parties will pay their own expenses associated with the Agreement.

The description of the Agreement above is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

            (d) Exhibits

Exhibit                       Description

99.1                             Cooperation Agreement entered into by and between HPIL ART&CULTURE Inc. and SOCIAL ART WORLD Ltd. on December 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: December 1, 2014	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary